Exhibit 99.1

Autonomix Announces Reverse Stock Split

THE WOODLANDS, TX — June 18, 2026 – Autonomix Medical, Inc. (NASDAQ: AMIX) (“Autonomix” or the “Company”), a medical device company dedicated to advancing precision nerve-targeted treatments, today announced that it filed an amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect a 1-for-21 reverse stock split of its common stock. The reverse stock split will take effect at 12:01 am (Eastern Time) on June 24, 2026, and the Company’s common stock will open for trading on The Nasdaq Capital Market on June 24, 2026 on a post-split basis, under the existing ticker symbol “AMIX” but with a new CUSIP number 05330T304.

As a result of the reverse stock split, every 21 shares of the Company’s common stock issued and outstanding prior to the opening of trading on June 24, 2026 will be consolidated into one issued and outstanding share, with no change in the nominal par value per share of $0.001. No fractional shares will be issued, if, as a result of the reverse stock split, a stockholder would become entitled to a fractional share because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio. Instead, the stockholder will be entitled to receive a cash payment in lieu of a fractional share.

As a result of the reverse stock split, the number of shares of common stock outstanding will be reduced from approximately 11.4 million shares to approximately 543,000 shares, and the number of authorized shares of common stock will remain at 500 million shares. In addition, the number of shares reserved for issuance under the Company’s equity compensation plan immediately prior to the reverse stock split will be reduced proportionately.

About Autonomix Medical, Inc.

Autonomix is a medical device company focused on advancing innovative technologies to revolutionize how diseases involving the nervous system are diagnosed and treated. The Company’s first-in-class platform system technology includes a catheter-based microchip sensing array that may have the ability to detect and differentiate neural signals with greater sensitivity than currently available technologies. We believe this will enable, for the first time ever, transvascular diagnosis and treatment of diseases involving the peripheral nervous system virtually anywhere in the body.

We are initially developing this technology for the treatment of pain, with initial trials focused on pancreatic cancer, a condition that causes debilitating pain and is without a reliable solution. Our technology constitutes a platform to address dozens of potential indications, including cardiology, hypertension and chronic pain management, across a wide disease spectrum. Our technology is investigational and has not yet been cleared for marketing in the United States.

For more information, visit autonomix.com and connect with the Company on X, LinkedIn, Instagram and Facebook.

Forward Looking Statements

Some of the statements in this release are “forward-looking statements,” which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the timing and completion of the reverse split. Such forward-looking statements can be identified by the use of words such as “should,” “might,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.”

Although Autonomix believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in the Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on May 27, 2026. Forward-looking statements speak only as of the date of the document in which they are contained and Autonomix does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor and Media Contact

JTC Team, LLC

Jenene Thomas

908-824-0775

autonomix@jtcir.com